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                                                                    EXHIBIT 10.7


                               SIXTH AMENDMENT TO
                            REVOLVING LOAN AGREEMENT


 THIS SIXTH AMENDMENT TO REVOLVING LOAN AGREEMENT dated as of September 1, 1998 (this "Amendment") is between TAYLOR CAPITAL GROUP, INC., a Delaware corporation (the "Borrower") and LASALLE NATIONAL BANK, a national banking association (the "Bank").

                              W I T N E S S E T H:
WHEREAS, the Borrower and the Bank entered into a Loan Agreement dated as of February 12, 1997, as amended by a First Amendment dated February 27, 1997, a Second Amendment dated November 1, 1997, a Third Amendment dated as of May 1, 1998, a Fourth Amendment dated June 1, 1998 and a Fifth Amendment dated as of August 1, 1998 (as so amended, the "Agreement"); and

WHEREAS, the Borrower and the Bank have agreed to amend the Agreement as more fully described herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


1. DEFINITIONS. All capitalized terms uses herein without definition shall have the respective meanings set forth in the Agreement.


2. AMENDMENTS TO THE AGREEMENT.

         2.1 Amendment to Section 1.1. The definition of "Average Yield" set forth in Section 1.1 of the Agreement is hereby deleted and in lieu thereof is inserted the following: "Average Yield" means for a Fixed Rate Loan the Lender's cost of funds in the like term treasury yield plus the corresponding swap spread as determined by Bloomberg Financial Market Commodities News.

         2.2 Amendment to Section 1.1. The definition of "Revolving Credit Maturity Date" set forth in Section 1.1 of the Agreement is hereby amended by deleting therefrom the date "September 1, 1998" and substituting therefor the date "September 1, 1999".
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         2.3 Amendment to Section 1.1. The definition of "LIBOR Margin" set forth in Section 1.1 of the Agreement is hereby deleted and in lieu thereof is inserted the following: "LIBOR Margin" means one and 15/100 percent (1.15%).

         2.4 Amendment to Section 1.1. The definition of the term "Revolving Note" appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"Revolving Note" means that certain Substitute Revolving Note dated as of September 1, 1998 in the original aggregate maximum principal amount of Twelve Million Dollars ($12,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

         2.5 Replacement of Section 2.1. Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

         2.1 Revolving Loan Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make revolving credit available to Borrower from time to time prior to the Revolving Credit Termination Date in such aggregate amounts as the Borrower may from time to time request but in no event exceeding Twelve Million Dollars ($12,000,000) (the "Revolving Credit Commitment"). The Revolving Credit Commitment shall be available to Borrower by means of Revolving Loans, it being understood that Revolving Loans may be repaid and used again during the period from the date hereof to and including the Revolving Credit Termination Date, at which time the Revolving Credit Commitment shall expire.

         2.6 Replacement of Section 3.1 Section 3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

         3.1 Revolving Note. The Revolving Loans made by Bank under the Revolving Credit Commitment shall be evidenced by that certain Revolving Note dated as of September 1, 1998, payable to the order of the Bank in the maximum aggregate principal amount of Twelve Million Dollars ($12,000,000). The unpaid principal amount of the Revolving Loan shall bear interest and be due and payable as provided in this Agreement and the Revolving Note. Payments to be made by Borrower under the Revolving Note shall be made a the time, in the amounts and upon the terms set forth herein and therein.

         2.7 Replacement of Exhibit 3.1 Exhibit 3.1 attached hereto as made a part of the Agreement is hereby deleted in its entirety and Exhibit 3.1 attached hereto is hereby substituted therefor.
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         2.8 Amendment to Section 7.2(i)(iii). Section 7.2(i)(iii)(C) is hereby deleted and in lieu thereof is inserted the following:

                  (C) six-tenths of one percent (0.60%) from January 1, 1999 through December 31, 1999, and (D) seven-tenths of one percent (0.70%) from January 1, 2000 through the Termination Date, in each case calculated in accordance with GAAP.



3. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:

         3.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

         3.2 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

         3.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         3.4 No Default. As of the date hereof, no Event of Default under
Section 8 of the Agreement, as amended by this Amendment, or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

         3.5 Warranties. As of the date hereof, the representations and warranties in Section 7 of the Agreement are true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

4. GENERAL.
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         4.1 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

         4.2 Successors. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

         4.3 Confirmation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

5. EFFECTIVENESS. This Amendment shall become effective upon receipt by the Bank of the following documents, duly executed by the parties thereto:

         (a) This Amendment;

         (b) Substitute Revolving Note in the form of Exhibit 3.1 attached hereto duly executed by the Borrower;

         (c) Security Agreement and Assignment of European American Bank Safekeeping Account;

         (d) Amended and Restated Third Party Safekeeping Agreement; and

         (e) Such other documents as the Bank reasonably may request.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


LASALLE NATIONAL BANK


By: /s/ J. Goldner                  Its:________________________________



TAYLOR CAPITAL GROUP, INC.


By: /s/ J. Christopher Alstrin       Its:             CFO
                                         _________________________________